===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 13, 2004

                        Commission File Number: 000-24459


                                 ACCESSTEL, INC.
                                -----------------
                           (Exact name of registrant)


              Utah                                    59-2159271
    ------------------------             ------------------------------------
    (State of incorporation)             (I.R.S. Employer Identification No.)


                      66 Clinton Road, Fairfield, NJ 07004
           ----------------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (973) 882-8861
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e -4(c))

===============================================================================

Item 2.01.  Completion of Acquisition or Disposition of Assets.


         On October 13, 2004, Accesstel, Inc. ("we" or the "Company") completed the acquisition of Global Invest Holdings, Inc., a New Jersey corporation. In connection with the acquisition of Global Invest from its six stockholders, we issued them an aggregate of 25,000,000 shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

                             ASIATIC INDUSTRIES, LLC

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

                             ASIATIC INDUSTRIES, LLC
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                                    CONTENTS

                                                                    Page
                                                                    ----

Accountant's Review Report                                            1

Balance Sheet                                                         2

Statement of Income and Partners' Capital                             3

Statement of Cash Flows                                               4

Notes to Financial Statements                                         5

                                ROBERT G. JEFFREY

                           CERTIFIED PUBLIC ACCOUNTANT
                                61 BERDAN AVENUE
                             WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE                              TEL:  973-628-0022
    IN NEW YORK AND NEW JERSEY                    FAX:  973-696-9002
MEMBER OF AICPA                                   E-MAIL:  rgjcpa@optonline.net
    PRIVATE COMPANIES PRACTICE SECTION
MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS
REGISTERED PUBLIC ACCOUNTING FIRM WITH
    PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors of Global Invest Holdings, Inc.

I have audited the accompanying balance sheet of Asiatic Industries, LLC (a wholly owned subsidiary of Global Invest Holdings, Inc.) as of December 31, 2003, and the related statements of income and members' capital, and cash flows, for the years ended December 31, 2003 and 2002. These financial statements are the representation of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the Standards of Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asiatic Industries, LLC as of December 31, 2003, and the results of its operations and its cash flows for each of the two years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

Wayne, New Jersey             /s/ Robert G. Jeffrey Certified Public Accountant
December 22, 2004

                             ASIATIC INDUSTRIES, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 2003


         ASSETS
         ------

Current Assets:
      Cash                                                                    $   32,475
      Accounts receivable, net of allowance for doubtful accounts              1,322,784
      Inventories                                                              1,151,726
      Miscellaneous receivables                                                   39,468
      Prepaid expense                                                              2,500
                                                                              ----------
                  Total current assets                                         2,548,953

Other Assets:
      Deposit on investment                                                       50,000
      Security deposits                                                            5,640
                                                                              ----------

                  Total other assets                                              55,640
                                                                              ----------
         TOTAL ASSETS                                                         $2,604,593
                                                                              ==========



         LIABILITIES AND MEMBERS' CAPITAL
         --------------------------------

Current Liabilities:
      Accounts payable                                                        $  832,186
      Notes payable under bank lines of credit                                   764,255
      Notes payable - related parties                                            187,320
      Accrued payroll and expenses                                                 2,555
      Payroll taxes payable                                                        1,682
                                                                              ----------
         Total current liabilities                                             1,787,998

Members' Capital                                                                 816,595
                                                                              ----------
         TOTAL LIABILITIES AND PARTNERS' CAPITAL                              $2,604,593
                                                                              ==========



               See accompanying notes and accountant's audit report.

                             ASIATIC INDUSTRIES, LLC
                    STATEMENT OF INCOME AND MEMBERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                 2003                 2002
                                                 ----                 ----

NET SALES                                    $ 5,825,476          $ 4,425,358

COST OF GOODS SOLD                             5,039,199            3,757,644
                                             -----------          -----------

GROSS PROFIT ON SALES                            786,277              667,714

OPERATING EXPENSES:                              559,527              366,258
                                             -----------          -----------

OPERATING INCOME                                 226,750              301,456

OTHER INCOME AND EXPENSE:
                  Interest expense               (37,910)             (30,409)
                                             -----------          -----------

NET INCOME FOR PERIOD                            188,840              271,047

MEMBERS' CAPITAL, JANUARY 1, 2003                714,436                    -

MEMBERS' CONTRIBUTIONS - CASH                          -               40,900
                       - OTHER                         -              484,760

DISTRIBUTIONS TO MEMBERS                         (86,681)             (82,271)
                                             -----------          -----------

MEMBERS' CAPITAL, DECEMBER 31, 2003          $   816,595          $   714,436
                                             ===========          ===========



              See accompanying notes and accountant's audit report.

                             ASIATIC INDUSTRIES, LLC
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                     2003                2002
                                                                     ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:

      Net Income                                                  $ 188,840            $ 271,047
      Changes in assets and liabilities:
         Increase in inventories                                   (514,874)             (20,021)
         Increase in accounts receivable                           (196,902)            (515,553)
         Increase (decrease) in payroll taxes payable                   594                 (372)
         Decrease (increase) in prepaid expenses                     (1,699)                 612
         Increase (decrease) in accounts payable                    299,913               32,253
         Increase in accrued expenses                                 2,555                    -
         Decrease (increase) miscellaneous receivables              (36,314)               2,234
         Decrease in security deposits                                    -                  911
         Decrease in amount due from employees                            -                  347
                                                                  ---------            ---------
         Net cash consumed by operating activities                 (257,887)            (228,542)



CASH FLOWS FROM INVESTING ACTIVITIES:

         Deposit for potential acquisition                          (50,000)                   -
                                                                  ---------            ---------
         Net cash consumed by investing activities                  (50,000)                   -

CASH FLOWS FROM FINANCING ACTIVITIES:

      Borrowings under lines of credit                              373,055              169,564
      Increase in borrowing from Members                             39,831              114,506
      Distributions to Members                                      (86,681)             (82,271)
      Cash received upon formation of Company                             -               40,900
                                                                  ---------            ---------
         Net cash provided by financing activities                  326,205              242,699
                                                                  ---------            ---------
Increase in cash and cash equivalents                                18,318               14,157

Cash balance, January 1, 2003                                        14,157                    -
                                                                  ---------            ---------
Cash balance, December 31, 2003                                   $  32,475            $  14,157
                                                                  =========            =========


              See accompanying notes and accountant's audit report.

                             ASIATIC INDUSTRIES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Asiatic Industries, LLC (the Company) was organized in the State of New Jersey during January 2002 to continue the business formerly conducted by a partnership named Asiatic Industries. All of the assets of the partnership were contributed by the Partners as their investment capital and the Company assumed all of the liabilities of the partnership. In addition, a member which had not been a partner in the partnership contributed as its capital contribution forgiveness of a significant liability of the partnership.

The Company markets and sells apparel to a broad group of retailers and wholesalers in the United States, with a concentration in the Northeast. Its principle products are women's hosiery, socks, and underwear. The Company obtains most of its hosiery, which is its principle product, from a factory located in Lebanon, and most of its socks and underwear from a second factory in Lebanon. All purchases are made in United States dollars. Management does not consider this concentration to be a significant risk.

Cash
----

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Inventories
-----------

Inventories consist principally of finished product held for sale to customers. Inventories are valued at the lower of cost (determined on a weighted average basis) or market.

Income Taxes
------------

There is no provision made for Federal or state income taxes because the income or loss, of the Company will be reported on the individual tax returns of the Members. Profits and losses are allocated in accordance with each member's respective percentage interest in the Partnership.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of Company financial instruments, which include cash equivalents, accounts receivable, accounts payable, accrued liabilities, and notes payable, approximate their fair values at December 31, 2003.

                             ASIATIC INDUSTRIES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

Revenue Recognition
-------------------

Revenue is realized from product sales. Recognition occurs upon shipment to customers.

Use of Estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising Costs
-----------------

The Company expenses advertising costs when an advertisement occurs. Advertising costs were $350 during the twelve months ended December 31, 2003 and $20 during 2002.

Segment Reporting
-----------------

Management treats the operations of the Company as one segment.

2. NOTES PAYABLE

Banks:

The Company has revolving lines of credit with five banks. It can borrow up to $786,000 under its lines of credit at interest rates between the prime rate charged by the banks and 7.9%. As of December 31, 2003, outstanding balances on these lines totaled $764,255. Borrowings under one line with a balance at December 31, 2003 of $500,000 are collateralized by all Company inventories and 80% of accounts receivable under 90 days old. Borrowings under the other lines are unsecured.

Related Parties:

The Company is also obligated for advances made by two Members totaling $187,320. Of this total, $32,984 is non-interest bearing. The remaining $154,336 bears interest at 12%.

                             ASIATIC INDUSTRIES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


3. RENTALS UNDER OPERATING LEASES

The Company conducts its operations from leased facilities in New Jersey under a non-cancelable operating lease, which expires in June 2005.

The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 2002.

                            Year ending
                           December 31,          Amount
                           ------------         --------
                               2004              $34,800
                               2005               14,500
                                                --------
                                                $49,300

Rent expense amounted to $34,800 in 2003 and $34,400 in 2002.

4. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There were no noncash investing or financing activities during the year ended December 31, 2003. Cash paid for interest was $38,390 during 2003 and $30,416 during 2002; there was a $900 cash payment of income taxes during 2003 and none paid during 2002. None of the interest paid was capitalized.

The Company was formed during January 2002 to takeover a business formerly conducted by a partnership. The assets of the partnership were transferred to the Company as capital contributions and the Company assumed all of the liabilities of the partnership. The net amount of noncash capital contributed was $484,760. A summary of the operating results of the predecessor (unaudited) are as follows:

                                                        2001            2000
                                                     ----------      ----------
                           Net sales                 $2,258,367      $1,444,897
                           Net income (loss)             30,786         (18,834)

5. RELATED PARTY TRANSACTIONS

One of the Members of the Company is the general manager of two vendors, which supply the Company with its principal products. During the years ended December 31, 2003 and 2002, the Company purchased $3,028,144 and $3,051,245, respectively, of product from one of their suppliers and during 2003 $968,155 from the other; there were no purchases during 2002 from the second supplier. The balance due these suppliers at December 31, 2003 was $592,432.
The Company is obligated to two Members for advances made by them (see Note 2).

                             ASIATIC INDUSTRIES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

6. EXPENSES

Expenses reported on the statement of operations for the years 2003 and 2002 are detailed below:

             Delivery                                  $147,587      $ 69,383
             Guaranteed payments to members              91,500        75,000
             Office salaries                             55,153        17,741
             Other expenses                             265,287       204,134
                                                       --------      --------
                      Total expenses                   $559,527      $366,258
                                                       ========      ========

7. SUBSEQUENT EVENTS

In January 2004, the members of the Company contributed 100% of their ownership interests to Global Invest Holdings, Inc. (Global Invest) in return for capital stock of Global Invest. The equity interests of two other companies, Textile Industries, S.A.L., and Authentic Garment Industries, S.A.L., companies incorporated in Beirut, Lebanon which are the principle suppliers of products to the Company, were also contributed to Global Invest in return for capital stock of Global Invest. Global Invest there after has operated as a holding company owning all the equity interests of its three subsidiaries.

In April 2004, the Company entered into an agreement with a factoring company under which 85% of eligible accounts receivable are transferred on a continuing basis to the factor. Fees for this service are 1% of the accounts receivable transferred plus interest at prime plus 1% on accounts transferred to the factor. Any accounts which become 90 days past due are returned to the Company. The factor has obtained a lien to secure its advances against all Company accounts receivable and inventories. At December 22, 2004, the balance outstanding under this arrangement was $2,300,000. Part of the proceeds of the advances from the factor were used to repay $500,000 of the balances due on the bank lines of credit.

On October 13, 2004, Global Invest sold all of its assets, which included 100% of the equity ownership of the Company, to Accesstel, Inc. (Accesstel), an inactive publicly traded company. In return, Global Invest received 25,000,000 shares of the outstanding common stock of Accesstel. Since Global Invest thereby acquired a majority interest in Accesstel, this transaction was accounted for as a reverse merger, with Global Invest being treated as the accounting acquirer.

8. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not anticipate the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operation, financial position, or cash flows.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                                 Beirut, Lebanon

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                           December 31, 2003 and 2002

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                                 Beirut, Lebanon



                              FINANCIAL STATEMENTS
                           December 31, 2003 and 2002



                                    CONTENTS





INDEPENDENT AUDITORS' REPORT...........................................  1


FINANCIAL STATEMENTS

     BALANCE SHEETS....................................................  2

     STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS).......  3

     STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY.....................  4

     STATEMENTS OF CASH FLOWS..........................................  5

     NOTES TO FINANCIAL STATEMENTS.....................................  6






-------------------------------------------------------------------------------

W BERCER BUREAU D'ETUDES ET DE RECHERCHES COMPTABLES D'EXPERTISES ET DE
REVISIONS




                          INDEPENDENT AUDITORS' REPORT



The Shareholders
Authentic Garment Industries, S.A.L.
Beirut, Lebanon


We have audited the accompanying balance sheets of Authentic Garment Industries, S.A.L. ("the Company") as of December 31, 2003 and 2002 and the related statements of income and comprehensive income, changes in shareholders' equity and cash flows for the year ended December 31, 2003 and the period from June 6, 2002 (date of incorporation) to December 31, 2002. These financial statements from page 2 to page 13 are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations, changes in shareholders' equity and cash flows for the year ended December 31, 2003 and the period from June 6, 2002 (date of incorporation) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/ W. Bercer


April 26, 2004
Beirut, Lebanon


-------------------------------------------------------------------------------
                                       1.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                                 BALANCE SHEETS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


                                                                     US $
                                                            2003                2002
                                                            ----                ----
ASSETS
Cash and due from banks                                $     6,645          $    24,736
Accounts receivable                                      1,524,633              385,739
Due from shareholders                                       17,804               22,032
Inventories                                                490,301               12,000
                                                       -----------          -----------
         Total current assets                            2,039,383              444,507

Machinery and equipment, net                               276,333              106,549
Prepayments and other assets                                26,861               11,606
                                                       -----------          -----------

         Total assets                                  $ 2,342,577          $   562,662
                                                       ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Due to banks                                           $   348,869                   $-
Accounts payable and other liabilities                     661,107               98,517
Due to shareholders                                        361,986              304,376
                                                       -----------          -----------
         Total current liabilities                       1,371,962              402,893

Long-term debt                                             958,642              215,486
                                                       -----------          -----------

         Total liabilities                               2,330,604              618,379

Share capital (Note 13)                                     19,899                3,316
Accumulated deficit                                         (7,926)             (59,033)
                                                       -----------          -----------

         Total shareholders' equity                         11,973              (55,717)
                                                       -----------          -----------

         Total liabilities and shareholders' equity    $ 2,342,577          $   562,662
                                                       ===========          ===========


--------------------------------------------------------------------------------
                                       2.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
           STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
     Year ended December 31, 2003 and the period from June 6, 2002 (date of incorporation) to December 31, 2002

--------------------------------------------------------------------------------


                                                                                                       US $
                                                                                           2003                2002
                                                                                           ----                ----
Sales                                                                                  $ 2,094,669          $   463,866
Cost of goods sold                                                                       1,637,510              343,123
                                                                                       -----------          -----------

Gross profit                                                                               457,159              120,743

Selling, general and administrative expenses                                               300,427              167,008
                                                                                       -----------          -----------

Income (loss) from continuing operations before interest, other
(charges) income, and income taxes                                                         156,732              (46,265)

Interest expense                                                                            47,901               12,737
Other net charges/income                                                                    39,457                   31
                                                                                       -----------          -----------

Income (loss) from continuing operations before income taxes
                                                                                            69,374              (59,033)

Income taxes                                                                                18,267                    -
                                                                                       -----------          -----------

Net income (loss) and comprehensive income (loss)                                      $    51,107          $   (59,033)
                                                                                       ===========          ===========

Weighted average number of shares outstanding                                                2,167                  500
Basic earnings (loss) per share                                                        $     23.58          $   (118.07)


-------------------------------------------------------------------------------
                                   (Continued)
                                       3.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
     Year ended December 31, 2003 and the period from June 6, 2002 (date of incorporation) to December 31, 2002

-------------------------------------------------------------------------------

                                                                                        Accumulated
                                                  Share Capital    Legal Reserve          Deficit              Total
                                        Shares        US $             US $                US $                US $
-------------------------------------- ---------- -------------- - -------------- -- ------------------ -- --------------
Balance at June 6, 2002 (date of             500         $3,316               $-                    $-            $3,316
incorporation)
Net loss                                                      -                -              (59,033)          (59,033)
December 31, 2002                                         3,316                -              (59,033)          (55,717)
Net income                                                                     -                51,107            51,107
Increase in share capital on April         2,500         16,583                -                     -            16,583
17, 2003
Balance at December 31, 2003               3,000        $19,899               $-              $(7,926)           $11,973
                                                        =======               ==              =======            =======


-------------------------------------------------------------------------------
                                   (Continued)
                                       4.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                            STATEMENTS OF CASH FLOWS
     Year ended December 31, 2003 and the period from June 6, 2002 (date of incorporation) to December 31, 2002

-------------------------------------------------------------------------------


                                                                                                      US $
                                                                                           2003                 2002
                                                                                           ----                 ----
Cash flows from operating activities:
       Net income (loss)                                                               $    51,107          $   (59,033)
       Adjustments to reconcile to net cash provided by
         operating activities
           Depreciation                                                                     22,679                4,152
           Increase in receivables                                                      (1,138,894)            (385,739)
           Increase in inventories                                                        (478,301)             (12,000)
           Increase in prepayments and other assets                                        (15,255)             (11,606)
           Increase in accounts payable and other liabilities
                                                                                           544,794               98,517
           Increase in accrued interest payable                                             17,796                    -
                                                                                       -----------          -----------
               Net cash used in operating activities                                      (996,074)            (365,709)

Cash flows from investing activities:
       Purchase of machinery and equipment                                                (192,463)            (110,701)
                                                                                       -----------          -----------
               Net cash used in investing activities                                      (192,463)            (110,701)

Cash flow from financing activities:
       Proceeds from shareholder loan                                                      800,000                    -
       Proceeds from due to banks                                                          348,869                    -
       Proceeds from subordinated loan (Kafalat)                                                 -              215,486
       Payment of long-term debt                                                           (56,844)                   -
       Proceeds from shareholders                                                           57,610              304,376
       Decrease (increase) in due from shareholders                                         20,811              (22,032)
       Proceeds from issuance of share capital                                                   -                3,316
                                                                                       -----------          -----------
               Net cash from financing activities                                        1,170,446              501,146

Net change in cash, cash equivalents and due to banks                                      (18,091)              24,736

Cash and cash equivalents, beginning of year                                                24,736                    -
                                                                                       -----------          -----------

Cash and cash equivalents and (due to banks), end of year
                                                                                             6,645               24,736
                                                                                       ===========          ===========

Supplemental cash flow information:
     Interest paid                                                                     $    65,697          $    12,737
     Income taxes paid                                                                          $-                   $-

Supplemental noncash disclosures:
     Increase of share capital (Note 4 and 13)                                         $    16,583                   $-


-------------------------------------------------------------------------------
                                  (Continued)
                                       5.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

-------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS

Nature of Operations: Authentic Garment Industries, S.A.L. "the Company" was registered at the Beirut Registry under the number 1000073 on June 6, 2002 as a limited liability company (S.A.R.L.). On April 17, 2003, the Company was converted legally into a corporation (S.A.L.); refer to Note 13.

The Company is a manufacturer, purchasing cotton garment used primarily for underwear production for almost entirely selling to the United States of America market. The Company utilizes labor and production in Lebanon to achieve significant cost reductions for sale in the United States.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Use of estimates: To prepare financial statements in conformity with generally accepted accounting principles in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Significant areas requiring the use of estimates include depreciation of equipment and furniture.

b) Cash equivalents: Cash and cash equivalents includes cash and term deposits with maturities of ninety days or less when acquired.

c) Inventories: Inventories consist primarily of raw materials and are stated at the lower of cost or net realizable value (or market). Cost is determined using the average costing method.

d) Machinery and equipment: Machinery and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the asset useful lives using the straight line method. The Company uses the following useful lives for the following categories of fixed assets:

                  -------------------------       -------------------------
                  Industrial machines                             13 years
                  -------------------------       -------------------------
                  Vehicles                                         7 years
                  -------------------------       -------------------------
                  Furniture and fixtures                           7 years
                  -------------------------       -------------------------
                  Office equipment                                 7 years
                  -------------------------       -------------------------


     Industrial machinery and other long-term assets are reviewed for impairment. If impaired, the assets are recorded at discounted amounts. There is no impairment in value of these assets as of December 31, 2003 and 2002.



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e) Staff end-of-service indemnity: The provision for staff end-of-service indemnity is set up in accordance with the applicable labor law and social security regulations in Lebanon.

     Computation of indemnity is based on the latest average monthly remunerations and the number of years of service of each employee.

     Accrued staff end-of service indemnity also includes an accrual for contingent extraordinary termination notice pay in an amount equivalent to about four months' salaries.


-------------------------------------------------------------------------------
                                  (Continued)
                                       6.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


f) Revenue recognition: All income and expenses are accounted for on the accrual basis. Prepaid expenses incurred during the year and relating to the following years are recorded under prepayments and other assets. The Company also provides for any accrued expenses relating to the current period. The Company recognizes revenue when realized or realizable and earned, which is when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed and determinable; and collectibility is reasonably assured.

g) Provisions: Provisions are recognized for present obligations resulting from past events that are probable to result in an outflow of economic benefits that can be reasonably estimated.

h) Statutory reserve: In accordance with the requirements of the Lebanese Code of Commerce, the Company is required to transfer 10% from its annual net profit to a statutory reserve account until the amount of the reserve equals one third of the Company's capital. This reserve is not available for distribution. There are no statutory reserves as of December 31, 2003 and 2002 as the Company has accumulated deficits.

i) Foreign currency translation: Foreign currencies transactions are translated into U.S. dollars at the rate of exchange (published by the Central Bank of Lebanon) at the time of the transaction. Assets and liabilities expressed in foreign currencies are translated into the U.S. dollars at the prevailing exchange rates (published by the Central Bank of Lebanon) at the end of the financial year; except for fixed assets. Differences on exchange are included in the income statements.

j) Financial instruments: The financial instruments stated in the Company's financial statements include cash and cash equivalents, due to and from banks, bank loans, accounts payable and accrued liabilities, and income and other taxes payable. The carrying amounts of most of these instruments approximate fair value due to their short-term or demand nature and/or variable interest rates affecting these instruments which adjust based in changes with major market indices; such as LIBOR.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

k) Loss contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

l) Income taxes: In accordance with the provision of income tax law in Lebanon, the Company shall be subject to an income tax rate of 15% on its taxable income and a rate of 10% on any dividend distributions to shareholders.

m) Earnings (loss) per share: Basic earnings per share is net income (loss) divided by the weighted average number of shares outstanding during the period. There are no dilution effects from potential additional issuance shares.

n) Comprehensive Income: Comprehensive income consists of net income and other comprehensive income.


-------------------------------------------------------------------------------
                                  (Continued)
                                       7.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


NOTE 3 - CASH AND DUE FROM BANKS

Cash and due from banks at year-end were as follows:

                                                                  US $
                                                            2003         2002
                                                            ----         ----
Cash on-hand                                             $    242      $ (1,213)
Banque du Liban (Central Bank of Lebanon)                   6,227         2,712
Credit Bank:
               LBP                                            176           139
               US $                                             -        23,098
                                                         --------      --------
                                                         $  6,645      $ 24,736
                                                         ========      ========


NOTE 4 - DUE FROM SHAREHOLDERS

Due from shareholders consist of $17,804 and $22,032 as of December 31, 2003 and 2002, respectively. During June of 2003, the Company increased its capital from LBP 5,000,000 ($3,317) to LBP 30,000,000 ($19,899) in order to convert the
Company from a limited liability (S.A.R.L.) to a corporation (S.A.L.), as per minimum capital requirements for S.A.R.L. and S.A.L. companies in Lebanon. The increase of LBP 25,000,000 ($16,583) was recorded as due from shareholders by the Company, as the shareholders did not inject cash at the time of the increase.


NOTE 5 - ACCOUNTS RECEIVABLE

Accounts receivable at year-end were as follows:

                                                               US $
                                                      2003               2002
                                                      ----               ----
Ordinary clients                                   $1,426,545         $  375,700
Loans to personnel                                        449              6,317
Deductible value added tax                             91,196                  -
Other                                                   6,443              3,722
                                                   ----------         ----------

                                                   $1,524,633         $  385,739
                                                   ==========         ==========

Ordinary clients accounts receivable consist of only two clients of the Company located in Latin America and the United States of America, which are ALL TEX and Asiatic Industries, respectively. Asiatic Industries is a related party of the Company and the balance of accounts receivable as of December 31, 2003 and 2002 were $300,000 and $375,700, respectively.

Since most of the Company's sales are to related parties and there are no delinquent payments, based on terms of payment, the Company did not take a provision for bad debts during 2003 and 2002.

NOTE 6 - INVENTORIES

Year-end inventories were as follows:

                                                         US $
                                               2003                2002
                                               ----                ----
Raw materials                                $474,825            $ 12,000
Finished goods                                 15,476                   -
                                             --------            --------

                                             $490,301            $ 12,000
                                             ========            ========

-------------------------------------------------------------------------------
                                  (Continued)
                                       8.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


NOTE 7 - MACHINERY AND EQUIPMENT

Machinery and equipment at year-end was as follows:

                                                                US $
                                                          2003          2002
                                                          ----          ----
Industrial machines                                    $ 229,018      $  99,091
Vehicles                                                  18,046              -
Furniture, fixtures and office equipment                  56,100         11,610
                                                       ---------      ---------
                                                         303,164        110,701
Less:  Accumulated depreciation                          (26,831)        (4,152)
                                                       ---------      ---------

                                                       $ 276,333      $ 106,549
                                                       =========      =========

Depreciation expense was $22,679 and $4,152 for 2003 and 2002, respectively. Rent expense was $13,300 and $1,950 for 2003 and 2002, respectively.

The Company leases premise for the use of its operations. Rent commitments under noncancelable operating leases were as follows as of December 31, 2003, before considering renewal options that generally are present.

                                         US $
              2004                     $13,000
              2005                       9,500
              2006                       8,000
                                       --------
                                       $30,500
                                       ========


NOTE 8 - PREPAYMENTS AND OTHER ASSETS

Year-end prepayments and other assets were as follows:

                                              US $
                                      2003               2002
                                      ----               ----
Prepaid rent                        $24,100             $11,606
Other                                 2,761                   -
                                    -------             -------
                                    $26,861             $11,606
                                    =======             =======

The Company prepaid its rent through 2006 as of December 31, 2003.




NOTE 9 - DUE TO BANKS

Due to banks consisted of a revolving line-of-credit with Credit Bank in the amount of $348,869 as of December 31, 2003. Interest is paid monthly at a variable rate of 10%. Maturity is on demand and in agreement with the Bank as specified in the line-of-credit agreement. Each year the Bank would evaluate the credit position of the Company and accordingly would ask for a pay down on the principle balance, if deemed necessary.



-------------------------------------------------------------------------------
                                  (Continued)
                                       9.

                       AUTHENTIC GARMENT INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002


NOTE 10 - ACCOUNTS PAYABLE AND OTHER LIABILITIES

Year-end accounts payable and other liabilities were as follows:


                                                                          US $
                                                                   2003               2002
                                                                   ----               ----
Accounts payable                                                 $169,295           $ 55,961
Accrued payroll, income and payroll taxes                         106,304             18,809
Other payables                                                    356,669             22,887
Accrued interest payable                                           17,796                  -
Obligations under National Security Services Fund
                                                                   11,043                860
                                                                 --------           --------

                                                                 $661,107           $ 98,517
                                                                 ========           ========

Other payables consisted of mainly $309,449 which is payment due to Textile Industries, S.A.L. which is a related party as of December 31, 2003.

NOTE 11 - LONG-TERM DEBT

Long-term debt and related maturities and interest rates were as follows as of December 31, 2003 and 2002:

                                                                 US $
                                                         2003             2002
                                                         ----             ----
Subordinated loan (Kafalat)                            $158,642         $215,486
Shareholder loans                                       800,000                -
                                                       --------         --------
                                                       $958,642         $215,486
                                                       ========         ========

The subordinated debt from Kafalat is dated June 30, 2003, bears a variable interest rate attached to LIBOR of 6.83% and is due in September 2008.

Three loans (executed by one loan agreement) were extended from one of the shareholders of the Company, Mr. Arthur Nazarian for a total of $800,000 during 2003. The first loan for $250,000

NOTE 11 - LONG TERM DEBT (Continued)

is dated January 18, 2003, bears an interest rate of 2.5% and is due upon request by Mr. Nazarian. While, the first loan is due upon request, the shareholder stipulated that this loan will be paid in the future when the Company has excess retained earnings and cash. The second loan for $350,000 is dated January 18, 2003, bears an interest rate of 2.5% and is due on January 18, 2007. The third loan is for $200,000 is dated January 18, 2003, bears an interest rate of 4.5% and is due on January 18, 2007. The agreement has a step up clause related to the interest rate charged on the first two loans. The interest rate can be increased after the first two years of these loans; however, not to exceed 4.5%. The loans agreement states that during 2003 the existing shareholders will give up 40% of the outstanding shares to Mr. Nazarian and his two sons for making the loans. In fact during April of 2003, Mr. Nazarian was admitted as a 36% shareholder of the Company and 4% for his two sons, respectively. There are no annual principal payments due before maturity.

Maturities over the next five years are as follows:

                                         US $
              2007                     $800,000
              2008                      158,642
                                       ---------
                                       $958,642
                                       =========

-------------------------------------------------------------------------------
                                  (Continued)
                                      10.

NOTE 12 - DUE TO SHAREHOLDERS

Due to shareholders were as follows:

                                                              US $
                                                     2003                 2002
                                                     ----                 ----
Edy Sayad                                          $361,553             $266,598
Ralph Sayad                                             433               37,778
                                                   --------             --------

                                                   $361,986             $304,376
                                                   ========             ========

The above amounts consist of a cash infusion by two shareholders to support working capital needs of the Company. The shareholders stipulated that these amounts are long-term, considering that payment will be requested from the Company when the Company accumulates excess retained earnings and cash.



--------------------------------------------------------------------------------
                                  (Continued)
                                       11.



NOTE 13 - SHARE CAPITAL

The Company was incorporated as a limited liability company (S.A.R.L.) on June 6, 2002 with a share capital of LBP 5,000,000 ($3,316). During 2003, a new shareholder was admitted, and on April 17, 2003 a capital increase of LBP 25,000,000 ($16,583) was made to convert the legal structure of Authentic Garment Industries from a limited liability to a corporation (S.A.L.). Thus making the Company's share capital LBP 30,000,000 ($19,899) distributed over 3,000 shares.

         Common shares, $6.63 par value, 3,000 authorized and issued.


NOTE 14 - RELATED PARTY TRANSACTIONS

    a) As indicated in Note 4, the Company's due from shareholders or directors consisted of $17,804 and $22,032 as of December 31, 2003 and 2002, respectively.

    b) The Company has receivables from another related party in the United States of America which is Asiatic Industries (refer to Note 5).

    c) The Company has payables in the amount of $309,449 as of December 31, 2003 due to Textile Industries, S.A.L. which is a related party (refer to Note 10).

    d) A shareholder extended several loans to the Company executed by one loan agreement for the total amount of $800,000 (refer to Note 11).

    e) Two shareholders have supported the working capital needs of the Company as indicated in Note 12.


NOTE 15 - RISK AND UNCERTAINTIES

Dependence on key customers: The Company is dependent on two customers for its sales. Almost all the Company's sales are to two main companies (ALL TEX and Asiatic Industries) outside of Lebanon (refer to Note 5). There are no assurances that ALL TEX will continue to buy from the Company, thus significantly affecting future sales which during 2003 comprised almost half of total sales.

--------------------------------------------------------------------------------









                            TEXTILE INDUSTRIES S.A.L.
                                 Beirut, Lebanon

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                           December 31, 2003 and 2002

--------------------------------------------------------------------------------





                            TEXTILE INDUSTRIES S.A.L.
                                BEIRUT - LEBANON.



                              FINANCIAL STATEMENTS
                           December 31, 2003 and 2002



                                    CONTENTS





INDEPENDENT AUDITORS' REPORT..................................................1


FINANCIAL STATEMENTS

     BALANCE SHEETS...........................................................2

     STATEMENTS OF INCOME AND COMPREHENSIVE INCOME............................3

     STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY............................4

     STATEMENTS OF CASH FLOWS.................................................5

     NOTES TO FINANCIAL STATEMENTS............................................6






--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

W BERCER

BUREAU D'ETUDES ET DE RECHERCHES COMPTABLES D'EXPERTISES ET DE REVISIONS





                          INDEPENDENT AUDITORS' REPORT



The Shareholders
Textile Industries, S.A.L.
Beirut, Lebanon


We have audited the accompanying balance sheets of Textile Industries, S.A.L. ("the Company") as of December 31, 2003 and 2002 and the related statements of income and comprehensive income, changes in shareholders' equity and cash flows for the years then ended. These financial statements from page 2 to page 13 are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations, changes in shareholders' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ W. Bercer


April 26, 2004
Beirut, Lebanon



--------------------------------------------------------------------------------

                                       1.

                           TEXTILES INDUSTRIES S.A.L.
                                 BALANCE SHEETS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

                                                                                           US $
                                                                             2003                       2002
                                                                             ----                       ----
ASSETS
Cash and due from banks                                              $         1,658        $           588
Accounts receivable                                                          608,271                970,819
Due from shareholders and related parties                                    311,453                 19,525
Inventories                                                                2,113,009              1,414,466
                                                                     ---------------        ---------------
         Total current assets                                              3,034,391              2,405,398

Machinery and equipment, net                                                 786,010                709,657
Prepayments and other assets                                                  34,328                 10,602

         Total assets                                                $     3,854,729        $     3,125,657
                                                                     ===============        ===============

LIABILITIES AND SHAREHOLDERS' EQUITY


Due to banks                                                         $     1,890,477        $     1,733,502
Accounts payable and other liabilities                                     1,111,722                687,175
Due to shareholders and related parties                                       84,112                 74,003
                                                                     ---------------        ---------------
         Total current liabilities                                         3,086,311              2,494,680

Long-term borrowings                                                         403,750                453,124
                                                                     ---------------        ---------------

         Total liabilities                                                 3,490,061              2,947,804

Share capital
Common shares, $99.5 par value; 1,000 shares
authorized and issued                                                         99,536                 99,536
Retained earnings                                                            265,132                 78,317
                                                                     ---------------        ---------------

         Total shareholders' equity                                          364,668                177,853
                                                                     ---------------        ---------------

         Total liabilities and shareholders' equity                  $     3,854,729        $     3,125,657
                                                                     ===============        ===============


--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.


                                       2.

                           TEXTILES INDUSTRIES S.A.L.
                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                     Years ended December 31, 2003 and 2002

--------------------------------------------------------------------------------

                                                                                           U.S.$
                                                                             2003                       2002
                                                                             ----                       ----

Sales                                                                     $     3,173,623      $     3,215,602
Cost of sales                                                                   1,427,390            1,684,117
                                                                          ---------------      ---------------

Gross profit                                                                    1,746,233            1,531,485

Selling, general and administrative expenses                                    1,385,277            1,116,507
                                                                          ---------------      ---------------

Income from continuing operations before interest, other (charges)
income, and income taxes                                                          360,956              414,978

Interest expense                                                                  187,560              194,606
Other net charges/income                                                          (13,419)             (19,209)
                                                                          ---------------      ---------------

Income from continuing operations before income taxes                             186,815              239,581

Income taxes                                                                           --                   --
                                                                          ---------------      ---------------

Net income and comprehensive income                                       $       186,815      $       239,581
                                                                          ===============      ===============

Weighted average number of shares outstanding                                       1,000                1,000
Basic earnings per share                                                  $        186.82      $        239.58




--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.



                                       3.

                            TEXTILE INDUSTRIES S.A.L.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years ended December 31, 2003 and 2002

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                                                        Accumulated
                                                  Share Capital    Legal Reserve          Deficit              Total
                                        Shares        US $             US $                 US $                US $
-------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 2002                 1,000        $99,536               $-           $(161,264)-          (61,728)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Net loss                                                      -                -               239,581           239,581
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
December at 31, 2002                                     99,536                -                78,317           177,853
-------------------------------------- ---------- -------------- - -------------- -- ------------------ -- --------------
-------------------------------------------------------------------------------------------------------------------------
Net income                                                                     -               186,815           186,815
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003               1,000        $99,536               $-              $265,132          $364,668
-------------------------------------------------------------------------------------------------------------------------
                                                        =======               ===             ========          ========







--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.




                                       4.

                            TEXTILE INDUSTRIES S.A.L.
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2003 and 2002

--------------------------------------------------------------------------------

                                                                                           US $
                                                                             2003                       2002
                                                                             ----                       ----
Cash flows from operating activities:
       Net income                                                        $       186,815      $       239,581
       Adjustments to reconcile to net cash provided by
         operating activities
           Depreciation                                                           87,311               84,730
           Decrease (increase) in receivables                                    362,548             (256,995)
           Increase in inventories                                              (698,543)            (584,995)
           Increase in prepayments and other assets                              (23,726)             (10,602)
           Increase in accounts payable and other liabilities
                                                                                 424,547              323,686
                                                                         ---------------      ---------------
               Net cash from (used in) operating activities                      338,952             (204,595)

Cash flows from investing activities:
       Purchase of machinery and equipment                                      (163,664)             (23,195)
                                                                         ---------------      ---------------
               Net cash used in investing activities                            (163,664)             (23,195)

Cash flow from financing activities:
       Payment of long-term debt                                                 (49,374)             (37,755)
       Net change in due to banks                                                156,975              239,240
       Net change in due to/from shareholders                                   (281,819)                (261)
                                                                         ---------------      ---------------
               Net cash used in financing activities                            (174,218)             201,224

Net change in cash and cash equivalents                                            1,070              (26,566)

Cash and cash equivalents, beginning of year                                         588               27,154
                                                                         ---------------      ---------------

Cash and cash equivalents end of year                                    $         1,658      $           588
                                                                         ===============      ===============

Supplemental cash flow information:
     Interest paid                                                       $        24,754      $         8,750
     Income taxes paid                                                   $             -      $             -




--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.

                                       5.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------



NOTE 1 - NATURE OF OPERATIONS

Nature of Operations: Textile Industries S.A.L. "the Company" was registered at the Beirut Registry under the number 68250 on September 27, 2000.

The Company is a manufacturer of female hosiery with production in Lebanon and sales primarily in the United States of America. The Company utilizes labor and production in Lebanon to achieve significant cost reductions for sale in the United States.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

o) Use of estimates: To prepare financial statements in conformity with generally accepted accounting principles in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Significant areas requiring the use of estimates include depreciation of equipment and furniture.

p) Cash equivalents: Cash and cash equivalents includes cash and term deposits with maturities of ninety days or less when acquired.

q) Inventories: Inventories consist primarily of raw materials and are stated at the lower of cost or net realizable value (or market). Cost is determined using the average costing method.

r) Machinery and equipment: Machinery and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the asset useful lives using the straight line method. The Company uses the following useful lives for the following categories of fixed assets:

               -----------------------------------------------------------------
               Industrial machines                                     13 years
               -----------------------------------------------------------------
               Vehicles                                                 7 years
               -----------------------------------------------------------------
               Furniture and fixtures                                   7 years
               -----------------------------------------------------------------
               Office equipment                                         7 years
               -----------------------------------------------------------------

     Industrial machinery and other long-term assets are reviewed for impairment. If impaired, the assets are recorded at discounted amounts. There is no impairment in value of these assets as of December 31, 2003 and 2002.

s) Staff end-of-service indemnity: The provision for staff end-of-service indemnity is set up in accordance with the applicable labor law and social security regulations in Lebanon.

     Computation of indemnity is based on the latest average monthly remunerations and the number of years of service of each employee.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Accrued staff end-of service indemnity also includes an accrual for contingent extraordinary termination notice pay in an amount equivalent to about four months' salaries.

t) Revenue recognition: All income and expenses are accounted for on the accrual basis. Prepaid expenses incurred during the year and relating to the following years are recorded under prepayments and other assets. The Company also provides for any accrued expenses relating to the current period. The Company recognizes revenue when realized or realizable and earned, which is when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed and determinable; and collectibility is reasonably assured.

--------------------------------------------------------------------------------


                                       6.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

u) Provisions: Provisions are recognized for present obligations resulting from past events that are probable to result in an outflow of economic benefits that can be reasonably estimated.

v) Statutory reserve: In accordance with the requirements of the Lebanese Code of Commerce, the Company is required to transfer 10% from its annual net profit to a statutory reserve account until the amount of the reserve equals one third of the Company's capital. This reserve is allocated in the following year upon approval by the general assembly of the shareholders, pending there are no accumulated deficits.

w) Foreign currency translation: Foreign currencies transactions are translated into U.S. dollars at the rate of exchange (published by the Central Bank of Lebanon) at the time of the transaction. Assets and liabilities expressed in foreign currencies are translated into the U.S. dollars at the prevailing exchange rates (published by the Central Bank of Lebanon) at the end of the financial year; except for fixed assets. Differences on exchange are included in the income statements.

x) Financial instruments: The financial instruments stated in the Company's financial statements include cash and cash equivalents, due to and from banks, bank loans, accounts payable and accrued liabilities, and income and other taxes payable. The carrying amounts of most of these instruments approximate fair value due to their short-term or demand nature and/or variable interest rates affecting these instruments which adjust based in changes with major market indices; such as LIBOR.

y) Loss contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

z) Income taxes: In accordance with the provision of income tax law in Lebanon, the Company shall be subject to an income tax rate of 15% on its taxable income and a rate of 10% on any

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

dividend distributions to shareholders. Net operating losses can be used in future years (3 years carry forward) to offset net operating income for tax purposes.

aa) Earnings per share: Basic earnings per share is net income (loss) divided by the weighted average number of shares outstanding during the period. There are no dilution effects from potential additional issuance shares.

bb) Comprehensive Income: Comprehensive income consists of net income and other comprehensive income.


NOTE 3 - CASH AND DUE FROM BANKS

Cash and due from banks at year-end were as follows:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Cash on-hand                                                           $          -             $        305
Bank of Beirut                                                                  663                       29
Bank of Beirut - cash collateral                                                995                       --
Credit Bank                                                                      --                      254
                                                                       ------------             ------------

                                                                       $      1,658             $        588
                                                                       ============             ============

--------------------------------------------------------------------------------


                                       7.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 4 - ACCOUNTS RECEIVABLE, NET

Accounts receivable at year-end were as follows:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Ordinary clients                                                   $    458,759                $    888,234
loans to personnel                                                        1,375                       3,488
Deductible value added tax                                               93,254                      77,630
Other                                                                    54,883                       1,467
                                                                   ------------                ------------

                                                                   $    608,271                $    970,819
                                                                   ============                ============

Asiatic Industries is a related party of the Company and the balance of accounts receivable as of December 31, 2003 and 2002 were $292,432 and $783,506, respectively.

Since most of the Company's sales are to Asiatic Industries and there are no delinquent payments, based on terms of payment, the Company did not take a provision for bad debts during 2003 and 2002.


NOTE 5 - INVENTORIES

Year-end inventories were as follows:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Raw materials                                                      $    792,670                   $    510,078
Work in process                                                       1,026,316                        711,688
Spare parts                                                              97,500                         78,000
Finished goods                                                          196,523                        114,700
                                                                   ------------                   ------------

                                                                   $  2,113,009                   $  1,414,466
                                                                   ============                   ============

--------------------------------------------------------------------------------



                                       8.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 6 - PREPAYMENTS AND OTHER ASSETS

Year-end prepayments and other assets were as follows:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Prepaid expenses                                                         $      1,521                  $     10,602
Other                                                                          32,807                            --
                                                                         ------------                  ------------

                                                                         $     34,328                  $     10,602
                                                                         ============                  ============


NOTE 7 - MACHINERY AND EQUIPMENT

Machinery and equipment at year-end were as follows:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Industrial machines                                                      $    901,205              $    770,463
Vehicles                                                                        8,240                        --
Furniture, fixtures and office equipment                                      104,028                    80,293
                                                                         ------------              ------------

Less:  Accumulated depreciation                                              (227,463)                 (141,099)
                                                                         ------------              ------------

                                                                         $    786,010              $    709,657
                                                                         ============              ============

Depreciation expense was $87,311 and $ 84,730, for 2003 and 2002, respectively. Rent expense was $63,393 and $52,400 for 2003 and 2002, respectively.

The Company leases premise for the use of its operations. Rent commitments under noncancelable operating leases were as follows as of December 31, 2003, before considering renewal options that generally are present.

                                                             U.S.$
              2004                                             $44,000
              2005                                              44,000
              2006                                              22,000
                                                       ----------------

                                                              $110,000
                                                       ================



--------------------------------------------------------------------------------

                                       9.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 9 - DUE TO BANKS

Due to banks were as follow as of December 31, 2003:

----------------------------------------------------------------------------------------------------------------------
                                                                                      U.S.$
----------------------------------------------------------------------------------------------------------------------
                                                                       2003                           2002
                                                                       ----                           ----
----------------------------------------------------------------------------------------------------------------------
Banque Saradar (9.00% revolving line-of-credit)                              $301,149                        $324,654
----------------------------------------------------------------------------------------------------------------------
ABN Amro Bank                                                                       -                         177,800
----------------------------------------------------------------------------------------------------------------------
Lebanese Canadian Bank (10.50% revolving line-of-credit)                      118,173                          91,965
----------------------------------------------------------------------------------------------------------------------
Credit Bank (8.14% revolving line-of-credit)                                   98,292                           1,240
----------------------------------------------------------------------------------------------------------------------
Bank of Beirut (9.00% revolving line-of-credit)                               318,152                         206,931
----------------------------------------------------------------------------------------------------------------------
Byblos Bank (5.50% in US $ and 10.50% in LBP revolving                        828,875                         652,923
line-of-credit)
----------------------------------------------------------------------------------------------------------------------
Byblos Bank (5.50% letters of credit)                                         225,836                         277,989
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                           $1,890,477                      $1,733,502
----------------------------------------------------------------------------------------------------------------------
                                                                           ==========                      ==========

To capture the credit rating of Lebanon, banks would charge a higher interest rate on loans denominated in the local currency versus those made in the US $.

Maturity is on demand and in agreement with the banks as specified in the line-of-credit agreement. Each year the bank(s) would evaluate the credit position of the Company and accordingly would ask for a pay down on the principle balance, if deemed necessary.


NOTE 10 - ACCOUNTS PAYABLE AND OTHER LIABILITIES

Year-end accounts payable and other liabilities were as follows:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Accounts payable                                                       $       973,878          $       591,377
Accrued payroll                                                                 85,746                   65,380
Accrued interest payable                                                        31,034                   20,788
Obligations under National Security Services Fund
                                                                                18,973                      (53)
Other accrued expenses                                                           2,091                    9,683
                                                                       ---------------          ---------------

                                                                       $     1,111,722          $       687,175
                                                                       ===============          ===============



NOTE 11 - DUE TO SHAREHOLDERS AND RELATED PARTIES

Due to shareholders were as follows at December 31, 2003:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
MFZ Holding                                                            $      1,300               $      1,300
Ralph Sayad                                                                  44,377                     28,164
Global Invest, S.A.L. Holding                                                38,435                     44,539
                                                                       ------------               ------------

                                                                       $     84,112               $     74,003
                                                                       ============               ============

The above amounts consist of a cash infusion by three shareholders to support working capital needs of the Company. The shareholders stipulated that these amounts are long-term, considering that payment will be requested from the Company when the Company accumulates excess retained earnings and cash.


--------------------------------------------------------------------------------


                                       10.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 12 - LONG-TERM DEBT

Long-term debts were as follows at year-end:

                                                                                        U.S.$
                                                                          2003                         2002
                                                                          ----                         ----
Credit Bank                                                             $    403,750                   $    453,124
                                                                        ------------                   ------------

                                                                        $    403,750                   $    453,124
                                                                        ============                   ============

The above loan was made during 2001 at a face value of $500,000, bears an interest rate of around 7.00% and is due on September 30, 2008. All of the principal payments on this loan are due in 2008.


NOTE 13 - SHARE CAPITAL

The Company was incorporated as a corporation (S.A.L.) on September 27, 2000 with a share capital of LBP 150,000,000 ($99,536) distributed over 1,000 shares. Global Invest, S.A.L. Holding is the largest single shareholder with a total capital ownership of 99.7%.

         Common shares, $99.5 par value, 1,000 authorized and issued.




NOTE 14 - RELATED PARTY TRANSACTIONS

    f) As indicated in Note 4, accounts receivable from Asiatic Industries consisted of $292,432 and $783,506 as of December 31, 2003 and 2002, respectively.

--------------------------------------------------------------------------------


                                       11.

                            TEXTILE INDUSTRIES S.A.L.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

g) The Company has receivables from shareholders in the amount of $311,453 and $19,525 as of December 31, 2003 and 2002, respectively. As indicated in Note 11, due to shareholders represents amounts in support of the Company's working capital in the amount of $84,112 and $74,003 as of December 31, 2003 and 2002, respectively.

NOTE 15 - RISK AND UNCERTAINTIES

Dependence on key customers: The Company is dependent on one main customer for its sales. Almost 95% of the Company's sales are to Asiatic Industries outside of Lebanon (refer to Note 14). This dependence could result in a significant loss of sales to the Company should Asiatic Industries terminate any of its arrangements with Textile Industries S.A.L.


--------------------------------------------------------------------------------


                                       12.

--------------------------------------------------------------------------------

(b) Pro Forma Financial Information


                                 ACCESSTEL, INC.
                     PROFORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)



On October 13, 2004, Accesstel, Inc. (the Company) acquired all of the capital stock of Global Invest Holdings, Inc. (Global Invest) in return for 25,000,000 shares of its common stock, which represented 73% of the number of shares of the Company outstanding after this transaction. The acquisition will be accounted for as a reverse merger with the Company being treated as the acquired company and Global Invest being treated as the acquirer. After the completion of the merger, historic financial and other information of Global Invest will be presented in all public filings. Under the accounting for a reverse merger, the liabilities of the Company will be recorded on the books of the continuing company at their market value which approximates net realizable value, and the stockholder's equity accounts of Global Invest will be reorganized to reflect the shares issued in this transaction.

Global Invest is a New Jersey corporation organized November 19, 2003. In January 2004, it acquired the ownership interests of three operating companies:
Asiatic Industries, LLC, a New Jersey limited liability company which markets ladies hosiery, underwear, and socks; and two Lebanese companies which manufacture the products sold by Asiatic Industries, LLC. Prior to 2004, the three companies had diverse ownership.

The accompanying condensed financial statements illustrate the effect of the acquisition (proforma) on the financial position of the Company and the results of its operations. The condensed balance sheet as of September 30, 2004, is based on the historical balance sheets of Global Invest and the assets and liabilities of the Company as of that date and assumes the acquisition took place on that date. The condensed statements of income for the year ended December 31, 2003, and for the nine month period ended September 30, 2004, are based on the historical statements of income of the Company and Global Invest for those periods and assume the acquisition took place on January 1, 2003.

The proforma condensed financial statements may not be indicative of the actual results of the acquisition. In particular, the proforma condensed financial statements are based on management's current estimate of the allocation of the purchase price; the actual allocation may differ.

The accompanying proforma financial statements should be read in conjunction with the historical financial statements of the Company and of Global Invest.

A number of relatively small judgments were entered against the Company in the year 2000, which total approximately $700,000. A former executive of the Company has indemnified the Company for these liabilities and pledged 200,000 shares of Company common stock to secure this indemnification. The indemnification calls for release of the stock on October 12, 2005.


--------------------------------------------------------------------------------


                                       1.

                                 ACCESSTEL, INC.
               PROFORMA CONDENSED STATEMENTS OF INCOME (Unaudited)
                          YEAR ENDED DECEMBER 31, 2003

                                                                                    Authentic
                                                 Asiatic           Textile          Garment
                               Accesstel         Industries        Industries       Industries,
                               Inc.              LLC               S.A.L.           S.A.L.             Adjustments     Pro-Forma
                               -----------       -----------       -----------      ------------      --------------   -----------
Sales                          $          -      $5,825,476        $3,173,623       $2,094,669        $(3,996,299)(1)   $7,097,469

Cost of Goods Sold                        -        5,039,199         1,427,390        1,637,510         3,996,299 (1)    4,107,800
                               -----------       -----------       -----------      ------------      --------------   -----------
Gross Profit                              -          786,277         1,746,233          457,159                 -        2,989,669

Operating Expenses                  908,492           559,527        1,385,277          300,427           800,000 (3)    2,353,723
                               -----------       -----------       -----------      ------------      --------------   -----------
Operating Income                   (908,492)          226,750          360,956          156,732           800,000          635,946

Other Income and Expense:
    Interest expense                 (2,493)          (37,910)        (187,560)         (47,901)            2,493 (4)     (273,371)
    Other income (expense)         (900,000)                -           13,419          (39,457)          900,000 (3)      (26,038)
                               -----------       -----------       -----------      ------------      --------------   -----------
Income Before Income Taxes       (1,810,985)          188,840          186,815           69,374         1,702,493          336,537

Income Taxes                              -                 -                -           18,267                 -           18,267
                               ------------       -----------      -----------      ------------      --------------   -----------
Net Income                      $(1,810,985)      $   188,840      $   186,815      $    51,107       $ 1,702,493       $  318,270
                                ===========       ===========      ===========      ===========       ===========       ==========

Earnings Per Share                                                                                                      $      .01

Weighted Average Number
    of Shares Outstanding                                                                                               34,236,340






--------------------------------------------------------------------------------

                                       2.

--------------------------------------------------------------------------------

                                 ACCESSTEL, INC.
               PROFORMA CONDENSED STATEMENTS OF INCOME (Unaudited)
                          YEAR ENDED DECEMBER 31, 2003


                                                                                 Authentic
                                                 Asiatic         Textile         Garment
                                 Accesstel       Industries      Industries      Industries,
                                 Inc.            LLC             S.A.L.          S.A.L.            Adjustments       Pro-Forma
                                 ------------    -----------     -----------     ------------    ----------------   ------------
Sales                            $          -    $  5,825,476    $  3,173,623    $  2,094,669    $ (3,996,299)(1)   $  7,097,469

Cost of Goods Sold                          -       5,039,199       1,427,390       1,637,510       3,996,299(1)       4,107,800
                                 ------------    ------------    ------------    ------------    ------------       ------------
Gross Profit                                -         786,277       1,746,233         457,159               -          2,989,669

Operating Expenses                    908,492         559,527       1,385,277         300,427         800,000(3)       2,353,723
                                 ------------    ------------    ------------    ------------    ------------       ------------
Operating Income                     (908,492)        226,750         360,956         156,732         800,000            635,946

Other Income and Expense:
    Interest expense                   (2,493)        (37,910)       (187,560)        (47,901)          2,493(4)        (273,371)
    Other income (expense)           (900,000)              -          13,419         (39,457)        900,000(3)         (26,038)
                                 ------------    ------------    ------------    ------------    ------------       ------------
Income Before Income Taxes         (1,810,985)        188,840         186,815          69,374       1,702,493            336,537

Income Taxes                                -               -               -          18,267               -             18,267
                                 ------------    ------------    ------------    ------------    ------------       ------------
Net Income                       $ (1,810,985)   $    188,840    $    186,815    $     51,107    $  1,702,493       $    318,270
                                 ============    ============    ============    ============    ============       ============

Earnings Per Share                                                                                                  $        .01
                                                                                                                    ============

Weighted Average Number
    of Shares Outstanding                                                                                             34,236,340
                                                                                                                    ============

-------------------------------------------------------------------------------

                                       3.

                                 ACCESSTEL, INC.
                 PRO FORMA CONDENSED BALANCE SHEETS (UNAUDITED)
                               SEPTEMBER 30, 2004

                                                                       Global Invest
                                                     Accesstel,          Holdings,
                                                     Inc.                   Inc.              Adjustments       Pro Forma
                                                    -----------        --------------         -----------       ---------
ASSETS
Cash                                                  $         -      $    28,572                             $    28,572
Accounts receivable, net of
    bad debt provision                                          -        3,894,712                               3,894,712
Inventory                                                       -        3,053,912                               3,053,912
Prepaid expenses and other assets                               -           55,382                                  55,382
                                                      -----------      -----------         -----------         -----------

         Total current assets                                   -        7,032,578                               7,032,578

Fixed assets, net                                               -        1,194,426                               1,194,426
                                                      -----------      -----------         -----------         -----------

         Total Assets                                 $         -      $ 8,227,004         $         -         $ 8,227,004
                                                      ===========      ===========         ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses                 $    34,393          672,561         $   (34,393)(2)     $   672,561
Due to shareholders                                        52,063          372,305             (52,063)(2)         372,305
Short term bank debt                                                     4,435,609                               4,435,609
                                                      -----------      -----------         -----------         -----------

         Total current liabilities                         86,456        5,480,475             (86,456)          5,480,475

Long term bank debt                                             -        1,295,115                               1,295,115

Stockholders' equity:
Common stock:  authorized shares of
    $.001 par value; 34,236,340 shares
    issued and outstanding                                  9,236          119,435              25,000 (5)
                                                                                              (119,435)(6)          34,236
Additional paid in capital                              3,818,460          816,595             (25,000)(5)
                                                                                               119,435 (6)
                                                                                            (3,914,152)(7)         901,794
                                                                                                86,456 (2)
Retained earnings (deficit)                            (3,914,152)         515,384           3,914,152 (7)         515,384
                                                      -----------      -----------         -----------         -----------
         Total stockholders' equity (deficit)             (86,456)       1,451,414              86,456           1,451,414
                                                      -----------      -----------         -----------         -----------

Total Liabilities and Stockholders' Equity            $         -      $ 8,227,004         $         -         $ 8,227,004
                                                      ===========      ===========         ===========         ===========

-------------------------------------------------------------------------------


                                       4.

-------------------------------------------------------------------------------


                                 ACCESSTEL, INC.
                NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)




Adjustments to condensed proforma statements of income for the year ended December 31, 2003:

      (1)   Elimination of intercompany sales.

      (2) Conversion of related party debt to equity, coincident with the acquisition.

      (3) Elimination of selling, general and administrative expenses from Accesstel, Inc. which would not be required subsequent to the merger with Global Invest Holdings, Inc. The estimated portion of selling, general and administrative expenses expected to be incurred are professional fees relating to the Company being a public filer.

      (4) Elimination of the interest expense on related party debt which was converted to equity coincident with the merger.

      (5) Issuance of 25,000,000 shares of $.001 par value in exchange for the outstanding common stock of Global Invest Holdings, Inc.

      (6)   Elimination of common stock of Global Invest Holding, Inc.

      (7)   Elimination of retained deficit of Accesstel, Inc.







-------------------------------------------------------------------------------

                                       5.

-------------------------------------------------------------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ACCESSTEL, INC.

Dated:  December 30, 2004              By: /s/ Ralph Sayad
                                       --------------------------------------
                                           Ralph Sayad
                                           Chief Executive Officer




-------------------------------------------------------------------------------